As filed with the Securities and Exchange Commission on April 27, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN CAPITAL STRATEGIES, LTD.

(Exact Name of registrant as specified in its charter)

Delaware	52-1451377
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor

Bethesda, Maryland 20814

(Address, including zip code, of principal executive offices)

American Capital Strategies, Ltd. 2004 Employee Stock Option Plan

(Full title of the plan)

Samuel A. Flax, Esq.

Executive Vice President, General Counsel and Secretary

American Capital Strategies, Ltd.

2 Bethesda Metro Center, 14th Floor

Bethesda, Maryland 20814

(301) 951-6122

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:

Richard E. Baltz, Esq.

Arnold & Porter LLP

555 12th Street, N.W.

Washington, D.C. 20004

(202) 942-5000

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock	2,100,000	$31.80	$66,780,000.00	$7,860.00

(1)	Calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock as reported on April 21, 2005, on the Nasdaq National Market, which date is within 5 business days prior to the date of the filing of this Registration Statement.

(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The purpose of this Registration Statement is to register 2,100,000 shares of common stock, par value $0.01 per share (“Common Stock”), of American Capital Strategies, Ltd. for issuance pursuant to the American Capital Strategies, Ltd. 2004 Employee Stock Option Plan.

Item 3.	Incorporation of Documents by Reference

The following documents filed by American Capital Strategies, Ltd. (“Registrant” or “Company”) with the Securities and Exchange Commission (“Commission”) under the Securities Act or the Securities Exchange Act of 1934, as amended (“Exchange Act”) (File No. 814-00149), are incorporated herein by reference and made a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

(b)	The Company’s Current Report on Form 8-K filed with the Commission by the Registrant on April 1, 2005.

(c)	The description of the Common Stock of the Company contained in Pre-Effective Amendment Number 1 to the Registration Statement on Form N-2 filed with the Commission by the Registrant on August 12, 1997 and all amendments or reports filed with the purpose of updating such description.

All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of the post-effective amendment that indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”), permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director, officer, employee or agent of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines, that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines, and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his conduct was unlawful. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case (i) by majority vote of the directors that are not parties to the proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

The Company has adopted provisions in its Second Amended and Restated Certificate of Incorporation and its Second Amended and Restated Bylaws that provide for indemnification of its officers and directors to the maximum extent permitted under the DGCL. In addition, the Board of Directors of the Company has voted to extend indemnification rights to employees of the Company.

As authorized by the DGCL, the Company’s Second Amended and Restated Certificate of Incorporation, as amended, limits the liability of directors of the Company for monetary damages. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. This provision will not alter the liability of directors under federal securities laws.

The Company has purchased an insurance policy that purports to insure the officers and directors of the Company against certain liabilities incurred by them in the discharge of their functions as such officers and directors, except for liabilities resulting from their own malfeasance.

The foregoing descriptions are general summaries only. Reference is made to the full text of the Company’s Second Amended and Restated Certificate of Incorporation, filed with the Commission on August 12, 1997, as Exhibit 2.a of Pre-Effective Amendment Number 1 to the Registration Statement on Form N-2 (File No. 333-29943), as amended by a certain Certificate of Amendment filed with the Commission on March 29, 2000 as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as further amended by a certain Certificate of Amendment No. 2 filed with the Commission on April 5, 2000 as Appendix I to the Definitive Proxy Statement for the 2000 Annual Meeting, and as further amended by a certain Certificate of Amendment No. 3 filed with the Commission on May 6, 2004 as Exhibit 2.a of the Pre-Effective Amendment to the Registration Statement on Form N-2 (File No. 333-113859), and its Second Amended and Restated Bylaws, filed with the Commission on August 12, 1997, as part of Pre-Effective Amendment Number 1 to the Registration Statement on Form N-2 (File No. 333-29943), which are incorporated herein by reference.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

The exhibits listed on the Exhibit Index on page II-9 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 9.	Undertakings

The Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the city of Bethesda, state of Maryland, on April 27, 2005.

AMERICAN CAPITAL STRATEGIES, LTD.

By:	/s/ Samuel A. Flax
Samuel A. Flax
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Malon Wilkus	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	April 27, 2005

* John R. Erickson	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	April 27, 2005

* Mary C. Baskin	Director	April 27, 2005

* Neil M. Hahl	Director	April 27, 2005

* Philip R. Harper	Director	April 27, 2005

* Stan Lundine	Director	April 27, 2005

* Kenneth D. Peterson, Jr.	Director	April 27, 2005

* Alvin N. Puryear	Director	April 27, 2005

* By:	/s/ Samuel A. Flax (Attorney-in-Fact)	April 27, 2005

EXHIBIT INDEX

Exhibit	Description

Exhibit 3.1	American Capital Strategies, Ltd. Second Amended and Restated Certificate of Incorporation. Incorporated herein by reference to Exhibit 2.a of the Pre-Effective Amendment Number 1 to the Registration Statement on Form N-2 (File No. 333-29943) filed with the Commission on August 12, 1997, as amended by a certain Certificate of Amendment filed with the Commission on March 29, 2000 as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as further amended by a certain Certificate of Amendment No. 2 filed with the Commission on April 5, 2000 as Appendix I to the Definitive Proxy Statement for the 2000 Annual Meeting, and as further amended by a certain Certificate of Amendment No. 3 filed with the Commission on May 6, 2004 as Exhibit 2.a of the Pre-Effective Amendment to the Registration Statement on Form N-2 (File No. 333-113859).

Exhibit 3.2	American Capital Strategies, Ltd. Second Amended and Restated Bylaws. Incorporated herein by reference to Exhibit 2.b of the Pre-Effective Amendment Number 1 to the Registration Statement on Form N-2 (File No. 333-29943) filed on August 12, 1997.

Exhibit 4.1	American Capital Strategies, Ltd. 2004 Employee Stock Option Plan. Incorporated herein by reference to Exhibit II to the Definitive Proxy Statement for the 2004 Annual Meeting filed with the Commission on March 26, 2004.

Exhibit 5	Opinion of Arnold & Porter LLP, filed herewith.

Exhibit 23.1	Consent of Arnold & Porter LLP, included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2	Consent of Ernst & Young LLP, filed herewith.

Exhibit 24	Powers of Attorney of certain directors and officers of American Capital Strategies, Ltd., filed herewith.